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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 19, 2002
                                                  ---------------


                              CENTRA SOFTWARE, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                      000-27861                 04-3268918
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(State or other jurisdiction)          (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


430 Bedford Street, Lexington, MA                                   02420
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (781) 861-7000
                                                   -----------------------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.
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         On April 19, 2002, we adopted a stockholder rights plan. The rights plan is designed to help ensure that all of our stockholders receive fair and equal treatment in the event of any unsolicited proposal to acquire control of our company. As part of the rights plan, we designated 300,000 shares of our authorized preferred stock as series A preferred stock. The adoption of our stockholder rights plan will affect the rights of holders of our common stock, and any issuance of shares of series A preferred stock upon exercise of the rights will also affect the rights of holders of common stock.

         We have filed as exhibits to this report copies of the rights agreement specifying the terms of the rights, the certificate of designation specifying the terms of our series A preferred stock and the form of right certificate. The following is a summary of the material terms of our rights plan and the underlying series A preferred stock. This summary is qualified in its entirety by reference to the exhibits filed with this report.

Our stockholder rights plan

         On April 19, 2002, our board of directors declared a distribution of one right for each outstanding share of our common stock. We will issue these rights to our stockholders of record on May 15, 2002. After that date, unless the rights have been redeemed or have expired, we will issue rights with respect to shares of common stock issued before the rights become exercisable as described below and, in certain circumstances, with respect to shares of common stock issued after the rights become exercisable. Each right, when it becomes exercisable will initially entitle the holder to purchase from us one one-thousandth (1/1,000) of a share of series A preferred stock for $29. The description and terms of the rights are set forth in a rights agreement between us and American Stock Transfer & Trust Company, which is acting as the rights agent.

         Initially the rights are not exercisable and the certificates representing shares of common stock evidence the rights. Accordingly, the rights are initially transferable only with the common stock. The rights become exercisable upon the earliest of the following dates:

   . the date on which we first publicly announce that a person or group has become an "acquiring person"

   . the date, if any, that our board of directors may designate following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer which could result in the potential buyer becoming the beneficial owner of 15% or more of our outstanding common stock, including common stock that we will issue upon the exchange or redemption of exchangeable shares

         Subject to certain exceptions, an "acquiring person" is any person or group that, together with its affiliates and associates, has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, including common stock that we will issue upon the exchange or redemption of exchangeable shares. As soon as practicable following the date that the rights become exercisable, we will mail separate certificates

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evidencing the rights to stockholders of record as of the close of business on that date. Thereafter, the separate right certificates will evidence the rights. The rights will expire on April 19, 2012, unless we redeem them on an earlier date.

         If our common stock or series A preferred stock changes in any way, then our board of directors may adjust any of the following in order to preserve the actual or potential economic value of the rights:

     . the number of shares of series A preferred stock or other securities issuable upon exercise of a right

     .   the exercise price of series A preferred stock

     .   the redemption price of series A preferred stock

     .   the number of rights associated with each share of common stock

         We may issue shares of series A preferred stock in fractions which are an integral multiple of one one-thousandth (1/1,000) of a share of series A preferred stock. Though not required to do so, we may issue fractions of shares upon the exercise of rights. In lieu of fractional shares, we may issue certificates or utilize a depository arrangement as provided by the terms of the series A preferred stock. In the case of fractions other than one one-thousandth (1/1,000) of a share of series A preferred stock or integral multiples thereof, we may make a cash payment based on the market price of these shares.

         When there is an acquiring person, the rights will entitle each holder to purchase, for $29, that number of one one-thousandths (1/1,000) of a share of our series A preferred stock equivalent to the number of shares of our common stock which at the time of the transaction would have a market value of $58. However, the rights held by an acquiring person will be null and void and nontransferable, and any holder, purported transferee or subsequent holder of these rights will lack any right to exercise or transfer these rights.

         The rights plan contains provisions that are intended to substantially preserve the value of the rights after they become exercisable if we merge or consolidate with an acquiring person or its affiliates or associates. Likewise, the rights plan contains provisions that are intended to substantially preserve the value of the rights after they become exercisable if we sell, lease, exchange or transfer 50% or more of our assets, or assets representing 50% or more of our earning power, to an acquiring person or its affiliates or associates.

         At any time after there is an acquiring person, our board of directors may exchange all or part of the then-outstanding rights, other than those rights that are null and void and nontransferable as described above. The consideration per right for this exchange will consist of one-half of the securities that otherwise would have been issuable to the holder of each right upon exercise of the right. In substitution for shares of series A preferred stock, we may also issue shares of common stock having an equivalent market value to the shares of series A preferred stock if at that time either of the following conditions applies:

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     .   we have a sufficient number of shares of common stock issued but not outstanding

     . we have a sufficient number of shares of common stock authorized but unissued

         Our board may redeem all, but not less than all, of the rights at a price of $.001 per right at any time prior to the earlier of the following dates:

     .   the date on which the rights expire

     . the date on which we first publicly announce that there is an acquiring person

         Our board may pay the redemption price either in cash, in shares of our common stock, or in any of our securities that our board deems to be at least equivalent in value.

         If our board elects to redeem the rights, then we will announce the redemption. Once we announce the redemption, the right to exercise the rights will terminate and the holders of the rights will be entitled to receive the redemption price. Until a right is exercised, holders will have no additional rights as stockholders. Such additional rights include, without limitation, additional rights to vote or to receive dividends.

         We may supplement or amend the rights agreement in any way and at any time before the rights become exercisable, except that we may not do so in order to reduce the redemption price or provide for an earlier expiration of the rights. Our authority to supplement or amend the rights agreement includes the provisions concerning the date on which the rights become exercisable, the time during which we may redeem the rights, and the terms of the series A preferred stock. We may supplement or amend the rights agreement without the approval of any holder of the rights.

         The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on substantially all the rights being acquired. However, the rights will not interfere with any merger or other business combination with a third party for which our board of directors grants its approval. This is so because our board may amend the rights plan or redeem the then-outstanding rights before that third party has become an acquiring person.

Our series A preferred stock

         We are authorized to issue shares of series A preferred stock, $.001 par value. The series A preferred stock is entitled to all the rights and privileges set forth in our articles of organization and contains the features described below.

         If we declare dividends on shares of our common stock, then at the same time we will also pay cash and in-kind dividends to record holders of our series A preferred stock. The payment per shares of series A preferred stock will be equal to 1,000 times the per share amount of all cash dividends that we are then paying on each share of common stock. This amount is subject to adjustment to reflect stock dividends, subdivisions or combinations of our outstanding common stock. The holders of series A preferred stock are also entitled to receive quarterly

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cumulative dividends payable in cash in an amount equal to $10.00 per whole share. However, we will reduce these payments of quarterly cumulative dividends by whatever amount that we have paid the holders of series A preferred stock in cash and in-kind dividends as described above. Holders of our series A preferred stock may vote on each matter on which holders of our common stock may vote. Series A preferred stock holders will have 1,000 votes for each whole share of series A preferred stock that they hold. This amount is also subject to adjustment as described above. Holders of any fraction of a share of series A preferred stock that is not smaller than one one-thousandth (1/1,000) of a share will be entitled to vote such fraction. If the equivalent of six quarterly dividends are in default, then series A preferred stock holders will have certain special voting rights in the election of directors.

         Whenever quarterly dividends or distributions on outstanding shares of our series A preferred stock are in arrears, our right to benefit holders of shares of stock ranking junior to or on a parity with the series A preferred stock will be subject to certain restrictions. These benefits may include our declaration or payment of dividends or other distributions on the stock, and our redemption or purchase of the shares of the stock.

         If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, then the series A preferred stock holders will receive an amount equal to the accrued dividends thereon plus the greater of the following amounts:

    .    $10.00 per whole share

    . an amount per share equal to 1,000 times the amount per share that we distribute to holders of common stock, subject to adjustment as described above

         We will distribute this amount to the holders of series A preferred stock before we make any distribution to the holders of stock ranking on a parity with the series A preferred stock, other than a ratable distribution, and also before we make any distribution to holders of stock ranking junior to the series A preferred stock.

         The shares of series A preferred stock may not be redeemed. However, we may purchase shares of series A preferred stock in the open market or pursuant to an offer to any holder.

         If we engage in a consolidation, merger or other transaction in which the shares of common stock are exchanged for or converted to other securities, cash or any other property, the shares of series A preferred stock will be similarly exchanged or converted.

         We may issues shares of series A preferred stock in whole shares or in any fraction of a share that is not smaller than one one-thousandth of a share or any integral multiple of such fraction, subject to certain adjustments. In lieu of issuing fractional shares, we may issue certificates of depositary receipts evidencing such authorized fractions of shares. In the case of fractions other than one one-thousandth (1/1,000) of a share and integral multiples thereof, we may pay registered holders cash equal to the same fraction of the current market value of any outstanding shares of series A preferred stock or the equivalent number of shares of common stock.

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Item 7.  Exhibits.
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  Number          Title
  ------          -----

   4.1 Rights Agreement dated as of April 19, 2002, between Centra Software, Inc. and American Stock Transfer & Trust Company as Rights Agent.

   4.2 Certificate of Designation, Preferences and Rights of Series A Participating Cumulative Preferred Stock of Centra Software, Inc.

   4.3          Form of Right Certificate.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   CENTRA SOFTWARE, INC.


Dated: April 22, 2002                              By:  /s/ LEON NAVICKAS
                                                       -----------------------
                                                        Leon Navickas
                                                        Chief Executive Officer

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                                  EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K


  Number           Title
  ------           -----

  4.1 Rights Agreement dated as of April 19, 2002, between Centra Software, Inc. and American Stock Transfer & Trust Company as Rights Agent.

  4.2 Certificate of Designation, Preferences and Rights of Series A Participating Cumulative Preferred Stock of Centra Software, Inc.

  4.3            Form of Right Certificate.

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